Exhibit 15.2

KPMG Auditores Independentes	Central Tel	55 (21) 3515-9400
Av. Almirante Barroso, 52 — 4º	Fax	55 (21) 3515-9000
20031-000 — Rio de Janeiro, RJ — Brasil	Internet	www.kpmg.com.br
Caixa Postal 2888
20001-970 — Rio de Janeiro, RJ — Brasil
To
Petrobras International Finance Company
Rio de Janeiro, RJ — Brazil
December 11, 2009
     We acknowledge our awareness of the incorporation by reference in the Registration Statement on Form F-3 of Petrobras International Finance Company (“PifCo”), of our report dated November 27, 2009, relating to the unaudited consolidated interim financial statements of PifCo for the nine months ended September 30, 2009, included in its Form 6-K furnished to the SEC on November 27, 2009.
     Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes KPMG Auditores Independentes
Rio de Janeiro, RJ — Brazil